EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2015
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (January 29, 2016) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months and year ended December 31, 2015.
Southside reported net income of $11.7 million for the three months ended December 31, 2015, an increase of $15.6 million, or 396.4%, when compared to a net loss of $3.9 million for the same period in 2014. Net income for the year ended December 31, 2015 increased $23.2 million, or 111.2%, to $44.0 million when compared to $20.8 million for the same period in 2014.
Diluted earnings (losses) per common share were $0.46 and $(0.19) for the three months ended December 31, 2015 and 2014, respectively, an increase of $0.65, or 342.1%. For the year ended December 31, 2015, diluted earnings per common share increased $0.69, or 66.3%, to $1.73 when compared to $1.04 for the same period in 2014.
The return on average shareholders’ equity for the year ended December 31, 2015 was 10.04%, compared to 7.24% for the same period in 2014.  The return on average assets was 0.90% for the year ended December 31, 2015 when compared to 0.60% for the same period in 2014.
“We are delighted with the outstanding financial results achieved during the fourth quarter and year ended December 31, 2015,” stated Sam Dawson, Chief Executive Officer of Southside Bancshares, Inc. “For the second quarter in a row, we experienced double digit annualized loan growth as both prior and current quarter loan commitments funded. Annualized loan growth during the fourth quarter was 34.4%. For the year we achieved loan growth of 11.5%, in line with our expectations. Approximately 50% of the loan growth during the fourth quarter was booked in December, enhancing the anticipated increase in loan revenue during the first quarter of 2016. We are pleased to report loan production remains strong, especially in Austin and Fort Worth. Southside’s balance sheet, asset quality, liquidity and capital all remain solid, allowing for continued steady growth in our market areas.”
“On January 28, 2016, the Board of Directors approved a Stock Repurchase Plan. The Board authorized the repurchase, from time to time, of up to five percent of the issued and outstanding common stock, or approximately 1.27 million shares, in open market purchases and privately negotiated transactions at prevailing market prices. We believe repurchasing shares in a company we know quite well, Southside Bancshares, Inc., at current market prices, is prudent. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue it at any time.”
“In late December, we offered an early retirement package to 24 of our employees with an acceptance deadline of January 29, 2016. One employee accepted the offer in December and expense was recorded of approximately $160,000, net of tax. An additional 15 employees have accepted the early retirement package in 2016 and we will record an estimated one-time expense of approximately $1.3 million, net of tax, during the quarter ended March 31, 2016. We currently estimate the annual cost savings associated with the early retirement packages to be approximately $1.0 million, net of tax. The merger-related expense reductions resulting from our acquisition of OmniAmerican Bancorp, Inc. (“OmniAmerican”) should be complete after recording approximately $208,000, net of tax, of merger-related expense during the fourth quarter. During 2015, we recorded $3.6 million, net of tax, of merger-related expense. During the fourth quarter we also incurred expenses related to branch closings of approximately $270,000, net of tax.”
“We continue to focus on additional operational efficiencies and revenue generating and cost containment opportunities. We are utilizing a consultant for assistance with this effort and incurred professional fees of approximately $310,000, net of tax, during the quarter. The anticipated results are operational efficiencies through changes in our back office processes, revised branch models commensurate with today's customer delivery preferences and enhanced noninterest income programs.”
“Loans increased $192.6 million during the fourth quarter of 2015, more than offsetting the continued roll off of the indirect automobile loan portfolio and payoffs in our 1-4 family residential loans. During the quarter, commercial real estate loans increased $98 million, construction loans increased $96 million, municipal loans increased $26 million and commercial loans increased $14 million. Based on loans committed and activity in our pipeline, we continue to anticipate healthy overall net loan growth during 2016. We are focused on executing our business plan and we continue to add value to our customers and the communities we serve.”

Loans and Deposits
For the year ended December 31, 2015, total loans increased by $250.6 million, or 11.5%, when compared to December 31, 2014.  During the year ended December 31, 2015, construction loans increased $170.4 million, other real estate loans increased $167.0 million, municipal loans increased $30.6 million, commercial loans increased $16.1 million, 1-4 family real estate loans decreased $35.5 million and loans to individuals decreased $98.0 million, primarily as a result of the decrease in the indirect automobile loan portfolio.  Our oil and gas exposure in the loan portfolio remained minimal at 1.34% of the loan portfolio at December 31, 2015.
Nonperforming assets increased for the year ended December 31, 2015 by $20.2 million, or 164.6%, to $32.5 million, or 0.63% of total assets, when compared to 0.26% at December 31, 2014, primarily due to the downgrade of one large commercial borrowing relationship to impaired status during the first quarter of 2015 and the restructure of a large purchase credit impaired commercial loan during the third quarter of 2015.
During the year ended December 31, 2015, the allowance for loan losses increased $6.4 million, or 48.5%, to $19.7 million, or 0.8% of total loans, when compared to 0.6% at December 31, 2014, as a result of the additional provision associated with loan growth and impaired loans.
During the year ended December 31, 2015, deposits, net of brokered deposits, increased $18.1 million, or 0.5%, compared to December 31, 2014. During this period, public fund deposits increased $56.8 million.
Net Interest Income for the Three Months
Net interest income increased $9.3 million, or 36.9%, to $34.7 million for the three months ended December 31, 2015, when compared to $25.4 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $10.4 million, compared to the same period in 2014, which was a result of the increase in total loans and total securities. For the three months ended December 31, 2015, our net interest spread decreased to 3.26%, compared to 3.29% for the same period in 2014, primarily as a result of the merger with OmniAmerican.  The net interest margin decreased to 3.35% for the three months ended December 31, 2015, compared to 3.42% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the rate on interest-bearing liabilities compared to the same period in 2014, primarily as a result of the merger with OmniAmerican. The net interest spread and margin on a linked quarter basis were unchanged at 3.26% and 3.35%, respectively.
Net Interest Income for the Year
Net interest income increased $27.9 million, or 26.1%, to $134.7 million for the year ended December 31, 2015, when compared to $106.8 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $30.8 million, compared to the same period in 2014, which was a result of the increase in total loans and total securities. For the year ended December 31, 2015, our net interest spread decreased to 3.31%, compared to 3.63% for the same period in 2014.  The net interest margin decreased to 3.40% for the year ended December 31, 2015, compared to 3.77% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the rate on interest-bearing liabilities compared to the same period in 2014.
Net Income for the Three Months
Net income increased $15.6 million, or 396.4%, for the three months ended December 31, 2015, to $11.7 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $10.4 million combined with a decrease in provision for loan loss of $1.3 million and a decrease in noninterest expense of $8.6 million, which were partially offset by a $5.4 million increase in income tax expense.
Noninterest expense decreased $8.6 million, or 23.3%, for the three months ended December 31, 2015, compared to the same period in 2014, primarily due to decreases in salaries and employee benefits expense, professional fees, software and data processing expense and FHLB prepayment fees, which were partially offset by increases in occupancy expense and ATM and debit card expense.
Net Income for the Year
Net income increased $23.2 million, or 111.2%, for the year ended December 31, 2015, to $44.0 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $30.8 million and an increase in noninterest income of $13.4 million, combined with a decrease in provision for loan loss of $6.6 million, which were partially offset by a $15.3 million increase in noninterest expense and a $9.4 million increase in income tax expense.

Noninterest expense increased $15.3 million, or 15.6%, for the year ended December 31, 2015, compared to the same period in 2014, primarily due to increases in salaries and employee benefits expense, occupancy expense, ATM and debit card expense, telephone and communications expense and other noninterest expense which were partially offset by decreases in professional fees and software and data processing expense.
Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year end 2015 results on Friday, January 29, 2016 at 9:00 am CST.  The call can be accessed by dialing 877-340-9220 and by identifying the conference ID number 26660694 or by identifying “Southside Bancshares, Inc., Fourth Quarter and Year End 2015 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call with be available from approximately 3:00 pm CST January 29, 2016 through February 10, 2016 by accessing the company website, www.southside.com/about/investor-relations.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (GAAP) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio., which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis.  Tax-equivalent adjustments are reported in Notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.
Tax-equivalent net interest income, net interest margin and net interest spread.  Net Interest Income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis.  Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities.
Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. That is, the ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.
These non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently.
About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.2 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of over 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, merger-related expense reductions, the benefits of the Share Repurchase Plan, earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2015				2014
	Dec. 31,	Sept 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$54,288	$52,311	$50,406	$55,055	$64,001
Interest-bearing deposits	26,687	19,583	26,623	52,123	20,654
Investment securities:
Available for sale, at estimated fair value	366,639	301,627	371,019	293,735	306,706
Held to maturity, at carrying value	385,496	386,385	387,212	388,106	388,823
Mortgage-backed securities:
Available for sale, at estimated fair value	1,093,853	1,073,368	1,094,802	1,140,140	1,142,002
Held to maturity, at carrying value	398,800	385,529	356,669	249,430	253,496
Federal Home Loan Bank stock, at cost	51,047	43,446	37,769	39,978	39,942
Loans held for sale	3,811	4,883	7,431	4,096	2,899
Loans	2,431,753	2,239,146	2,179,863	2,174,614	2,181,133
Less: Allowance for loan losses	(19,736)	(18,402)	(16,822)	(16,926)	(13,292)
Net loans	2,412,017	2,220,744	2,163,041	2,157,688	2,167,841
Premises & equipment, net	107,929	109,087	110,493	111,903	112,860
Goodwill	91,520	91,520	90,571	90,394	91,372
Other intangible assets, net	6,548	7,090	7,654	8,242	8,844
Bank owned life insurance	95,080	94,303	93,673	93,021	92,384
Other assets	68,361	47,599	58,655	48,482	115,437
Total assets	$5,162,076	$4,837,475	$4,856,018	$4,732,393	$4,807,261

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$672,470	$681,618	$715,966	$680,122	$661,014
Interest-bearing deposits	2,782,937	2,646,259	2,752,717	2,815,218	2,713,403
Total deposits	3,455,407	3,327,877	3,468,683	3,495,340	3,374,417
Short-term obligations	647,836	445,008	284,783	143,371	301,605
Long-term obligations	562,592	558,867	632,565	609,856	660,363
Other liabilities	52,179	58,575	38,313	49,012	45,633
Total liabilities	4,718,014	4,390,327	4,424,344	4,297,579	4,382,018
Shareholders' equity	444,062	447,148	431,674	434,814	425,243
Total liabilities and shareholders' equity	$5,162,076	$4,837,475	$4,856,018	$4,732,393	$4,807,261

	At or For the Three Months Ended
	2015				2014
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Income Statement:
Total interest income	$39,964	$38,211	$37,750	$38,607	$29,613
Total interest expense	5,267	4,926	4,845	4,816	4,259
Net interest income	34,697	33,285	32,905	33,791	25,354
Provision for loan losses	1,951	2,276	268	3,848	3,287
Net interest income after provision for loan losses	32,746	31,009	32,637	29,943	22,067
Noninterest income
Deposit services	4,990	5,213	4,920	4,989	3,988
Net gain on sale of securities available for sale	204	875	105	2,476	1,170
Impairment of investment in SFG Finance, LLC	—	—	—	—	(516)
Gain on sale of loans	578	305	822	377	54
Trust income	871	835	820	893	805
Bank owned life insurance income	640	661	653	669	393
Other	1,532	1,472	1,611	1,384	1,255
Total noninterest income	8,815	9,361	8,931	10,788	7,149
Noninterest expense
Salaries and employee benefits	16,420	15,733	16,869	18,199	21,829
Occupancy expense	3,263	3,316	3,105	3,199	1,946
Advertising, travel & entertainment	726	642	683	657	582
ATM and debit card expense	1,086	617	750	679	385
Professional fees	1,517	825	793	742	4,464
Software and data processing expense	771	819	1,237	1,031	3,099
Telephone and communications	372	534	603	469	332
FDIC insurance	619	624	629	638	446
FHLB prepayment fees	—	—	—	—	539
Other	3,657	3,527	3,768	3,835	3,457
Total noninterest expense	28,431	26,637	28,437	29,449	37,079
Income (loss) before income tax expense	13,130	13,733	13,131	11,282	(7,863)
Income tax expense (benefit)	1,438	1,971	1,967	1,903	(3,918)
Net income (loss)	$11,692	$11,762	$11,164	$9,379	$(3,945)

Common share data:
Weighted-average basic shares outstanding	25,380	25,360	25,337	25,322	20,757
Weighted-average diluted shares outstanding	25,467	25,445	25,425	25,403	20,757
Shares outstanding end of period	25,396	25,373	25,351	25,331	25,317
Net income (loss) per common share
Basic	$0.46	$0.46	$0.44	$0.37	$(0.19)
Diluted	0.46	0.46	0.44	0.37	(0.19)
Cash dividend paid per common share	0.31	0.23	0.23	0.23	0.32

Selected Performance Ratios:
Return on average assets	0.92%	0.96%	0.93%	0.79%	(0.43)%
Return on average shareholders’ equity	10.35	10.65	10.30	8.79	(4.94)
Average yield on interest earning assets	3.80	3.79	3.83	3.95	3.92
Average rate on interest bearing liabilities	0.54	0.53	0.53	0.53	0.63
Net interest spread	3.26	3.26	3.30	3.42	3.29
Net interest margin	3.35	3.35	3.39	3.50	3.42
Average interest earnings assets to average interest bearing liabilities	120.29	121.61	120.22	118.36	125.71
Noninterest expense to average total assets	2.25	2.18	2.38	2.48	4.04
Efficiency ratio	58.45	56.59	60.43	61.85	60.04

	At or For the Year Ended
	December 31,
	2015	2014
Income Statement:
Total interest income	$154,532	$123,778
Total interest expense	19,854	16,956
Net interest income	134,678	106,822
Provision for loan losses	8,343	14,938
Net interest income after provision for loan losses	126,335	91,884
Noninterest income
Deposit services	20,112	15,280
Net gain on sale of securities available for sale	3,660	2,830
Impairment of investment in SFG Finance, LLC	—	(2,755)
Gain on sale of loans	2,082	323
Trust income	3,419	3,145
Bank owned life insurance income	2,623	1,334
Other	5,999	4,332
Total noninterest income	37,895	24,489
Noninterest expense
Salaries and employee benefits	67,221	60,821
Occupancy expense	12,883	7,259
Advertising, travel & entertainment	2,708	2,219
ATM and debit card expense	3,132	1,331
Professional fees	3,877	7,827
Software and data processing expense	3,858	4,629
Telephone and communications	1,978	1,222
FDIC insurance	2,510	1,765
FHLB prepayment fees	—	539
Other	14,787	10,092
Total noninterest expense	112,954	97,704
Income before income tax expense	51,276	18,669
Income tax expense (benefit)	7,279	(2,164)
Net income	$43,997	$20,833

Common share data:
Weighted-average basic shares outstanding	25,350	20,028
Weighted-average diluted shares outstanding	25,435	20,127
Net income per common share
Basic	$1.74	$1.04
Diluted	1.73	1.04
Book value per common share	17.49	16.80
Cash dividend paid per common share	1.00	0.96

Selected Performance Ratios:
Return on average assets	0.90%	0.60%
Return on average shareholders’ equity	10.04	7.24
Average yield on interest earning assets	3.84	4.29
Average rate on interest bearing liabilities	0.53	0.66
Net interest spread	3.31	3.63
Net interest margin	3.40	3.77
Average interest earnings assets to average interest bearing liabilities	120.12	126.26
Noninterest expense to average total assets	2.32	2.81
Efficiency ratio	59.32	55.42

	Southside Bancshares, Inc.
	Selected Financial Data (Unaudited)
	(In thousands)

	Three Months Ended
	2015				2014
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Nonperforming assets	32,480	33,621	27,794	27,262	12,277
Nonaccrual loans (1)	20,526	20,988	21,223	20,321	4,096
Accruing loans past due more than 90 days (1)	3	—	30	1	4
Restructured loans (1)	11,143	11,772	5,667	5,782	5,874
Other real estate owned	744	793	787	985	1,738
Repossessed assets	64	68	87	173	565

Asset Quality Ratios:
Nonaccruing loans to total loans	0.84%	0.94%	0.97%	0.93%	0.19%
Allowance for loan losses to nonaccruing loans	96.15	87.68	79.26	83.29	324.51
Allowance for loan losses to nonperforming assets	60.76	54.73	60.52	62.09	108.27
Allowance for loan losses to total loans	0.81	0.82	0.77	0.78	0.61
Nonperforming assets to total assets	0.63	0.70	0.57	0.58	0.26
Net charge-offs to average loans	0.11	0.13	0.07	0.04	0.88

Capital Ratios:
Shareholders’ equity to total assets	8.60	9.24	8.89	9.19	8.85
Average shareholders’ equity to average total assets	8.92	9.03	9.07	8.98	8.71

(1) Excludes purchased credit impaired loans measured at fair value at acquisition for the three months ended December 31, 2014.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

Real Estate Loans:
Construction	$438,247	342,282	$295,633	$275,960	$267,830
1-4 Family Residential	655,410	678,431	683,944	693,137	690,895
Other	635,210	537,161	500,906	470,877	468,171
Commercial Loans	242,527	228,272	228,789	241,100	226,460
Municipal Loans	288,115	262,384	256,492	252,756	257,492
Loans to Individuals	172,244	190,616	214,099	240,784	270,285
Total Loans	$2,431,753	$2,239,146	$2,179,863	$2,174,614	$2,181,133

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	December 31, 2015			September 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,318,162	$25,865	4.43%	$2,200,241	$24,779	4.47%
Loans Held For Sale	2,740	30	4.34%	5,327	52	3.87%
Securities:
Investment Securities (Taxable) (4)	81,344	416	2.03%	86,105	475	2.19%
Investment Securities (Tax-Exempt)(3)(4)	637,993	8,645	5.38%	638,767	8,750	5.43%
Mortgage-backed Securities (4)	1,493,020	9,215	2.45%	1,441,129	8,318	2.29%
Total Securities	2,212,357	18,276	3.28%	2,166,001	17,543	3.21%
FHLB stock and other investments, at cost	53,643	75	0.55%	45,963	65	0.56%
Interest Earning Deposits	34,147	23	0.27%	26,216	15	0.23%
Total Interest Earning Assets	4,621,049	44,269	3.80%	4,443,748	42,454	3.79%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	53,267			49,285
Bank Premises and Equipment	108,812			110,028
Other Assets	258,917			263,038
Less: Allowance for Loan Loss	(18,720)			(17,021)
Total Assets	$5,023,325			$4,849,078
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,561	61	0.10%	$232,903	60	0.10%
Time Deposits	833,141	1,477	0.70%	833,962	1,360	0.65%
Interest Bearing Demand Deposits	1,594,109	1,117	0.28%	1,600,454	1,065	0.26%
Total Interest Bearing Deposits	2,659,811	2,655	0.40%	2,667,319	2,485	0.37%
Short-term Interest Bearing Liabilities	630,998	600	0.38%	398,905	354	0.35%
Long-term Interest Bearing Liabilities – FHLB Dallas	490,396	1,638	1.33%	527,591	1,720	1.29%
Long-term Debt (5)	60,311	374	2.46%	60,311	367	2.41%
Total Interest Bearing Liabilities	3,841,516	5,267	0.54%	3,654,126	4,926	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	686,574			715,326
Other Liabilities	47,155			41,606
Total Liabilities	4,575,245			4,411,058
SHAREHOLDERS’ EQUITY	448,080			438,020
Total Liabilities and Shareholders’ Equity	$5,023,325			$4,849,078
NET INTEREST INCOME		$39,002			$37,528
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.35%
NET INTEREST SPREAD			3.26%			3.26%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,068 and $1,044 for the three months ended December 31, 2015 and September 30, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,237 and $3,199 for the three months ended December 31, 2015 and September 30, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of December 31, 2015 and September 30, 2015, loans on nonaccrual status totaled $20,526 and $20,988, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	June 30, 2015			March 31, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,188,886	$24,889	4.56%	$2,189,163	$24,938	4.62%
Loans Held For Sale	3,675	45	4.91%	1,987	28	5.71%
Securities:
Investment Securities (Taxable) (4)	86,561	459	2.13%	49,437	237	1.94%
Investment Securities (Tax-Exempt)(3)(4)	627,405	8,752	5.60%	645,231	8,834	5.55%
Mortgage-backed Securities (4)	1,400,389	7,666	2.20%	1,392,606	8,462	2.46%
Total Securities	2,114,355	16,877	3.20%	2,087,274	17,533	3.41%
FHLB stock and other investments, at cost	42,741	65	0.61%	43,886	93	0.86%
Interest Earning Deposits	39,609	29	0.29%	58,576	34	0.24%
Total Interest Earning Assets	4,389,266	41,905	3.83%	4,380,886	42,626	3.95%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,760			57,367
Bank Premises and Equipment	111,384			112,635
Other Assets	259,319			282,421
Less: Allowance for Loan Loss	(17,059)			(13,625)
Total Assets	$4,792,670			$4,819,684
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$234,097	59	0.10%	$229,946	53	0.09%
Time Deposits	853,410	1,313	0.62%	863,477	1,362	0.64%
Interest Bearing Demand Deposits	1,701,559	1,121	0.26%	1,699,225	1,114	0.27%
Total Interest Bearing Deposits	2,789,066	2,493	0.36%	2,792,648	2,529	0.37%
Short-term Interest Bearing Liabilities	232,471	154	0.27%	272,302	142	0.21%
Long-term Interest Bearing Liabilities – FHLB Dallas	569,302	1,837	1.29%	576,199	1,792	1.26%
Long-term Debt (5)	60,311	361	2.40%	60,311	353	2.37%
Total Interest Bearing Liabilities	3,651,150	4,845	0.53%	3,701,460	4,816	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	669,068			645,573
Other Liabilities	37,607			40,058
Total Liabilities	4,357,825			4,387,091
SHAREHOLDERS’ EQUITY	434,845			432,593
Total Liabilities and Shareholders’ Equity	$4,792,670			$4,819,684
NET INTEREST INCOME		$37,060			$37,810
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.39%			3.50%
NET INTEREST SPREAD			3.30%			3.42%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,047 and $1,050 for the three months ended June 30, 2015 and March 31, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,108 and $2,969 for the three months ended June 30, 2015 and March 31, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2015 and March 31, 2015, loans on nonaccrual status totaled $21,223 and $20,321, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	December 31, 2014
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$1,529,467	$17,601	4.57%
Loans Held For Sale	41,666	35	0.33%
Securities:
Investment Securities (Taxable) (4)	30,867	139	1.79%
Investment Securities (Tax-Exempt)(3)(4)	638,849	8,775	5.45%
Mortgage-backed Securities (4)	1,051,385	6,898	2.60%
Total Securities	1,721,101	15,812	3.64%
FHLB stock and other investments, at cost	28,942	37	0.51%
Interest Earning Deposits	69,701	43	0.24%
Total Interest Earning Assets	3,390,877	33,528	3.92%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	45,009
Bank Premises and Equipment	63,598
Other Assets	154,958
Less: Allowance for Loan Loss	(13,445)
Total Assets	$3,640,997
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$138,724	35	0.10%
Time Deposits	625,896	1,043	0.66%
Interest Bearing Demand Deposits	1,278,924	899	0.28%
Total Interest Bearing Deposits	2,043,544	1,977	0.38%
Short-term Interest Bearing Liabilities	95,484	271	1.13%
Long-term Interest Bearing Liabilities – FHLB Dallas	497,948	1,652	1.32%
Long-term Debt (5)	60,311	359	2.36%
Total Interest Bearing Liabilities	2,697,287	4,259	0.63%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	594,326
Other Liabilities	32,360
Total Liabilities	3,323,973
SHAREHOLDERS’ EQUITY	317,024
Total Liabilities and Shareholders’ Equity	$3,640,997
NET INTEREST INCOME		$29,269
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.42%
NET INTEREST SPREAD			3.29%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $874 for the three months ended December 31, 2014.

(3)	Interest income includes taxable-equivalent adjustment of $3,041 for the three months ended December 31, 2014.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of December 31, 2014, loans on nonaccrual status totaled $4,096. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Years Ended
	December 31, 2015			December 31, 2014
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,224,401	$100,471	4.52%	$1,420,802	$74,450	5.24%
Loans Held For Sale	3,439	155	4.51%	11,012	47	0.43%
Securities:
Investment Securities (Taxable)(4)	75,977	1,587	2.09%	33,168	615	1.85%
Investment Securities (Tax-Exempt)(3)(4)	637,333	34,981	5.49%	659,219	36,263	5.50%
Mortgage-backed Securities (4)	1,432,087	33,661	2.35%	1,056,095	28,207	2.67%
Total Securities	2,145,397	70,229	3.27%	1,748,482	65,085	3.72%
FHLB stock and other investments, at cost	46,584	298	0.64%	28,684	181	0.63%
Interest Earning Deposits	39,533	101	0.26%	54,853	139	0.25%
Total Interest Earning Assets	4,459,354	171,254	3.84%	3,263,833	139,902	4.29%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	52,400			43,342
Bank Premises and Equipment	110,704			55,680
Other Assets	265,851			133,641
Less: Allowance for Loan Loss	(16,621)			(17,177)
Total Assets	$4,871,688			$3,479,319
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,385	233	0.10%	$121,453	136	0.11%
Time Deposits	845,882	5,512	0.65%	610,178	4,287	0.70%
Interest Bearing Demand Deposits	1,648,416	4,417	0.27%	1,231,711	3,530	0.29%
Total Interest Bearing Deposits	2,726,683	10,162	0.37%	1,963,342	7,953	0.41%
Short-term Interest Bearing Liabilities	384,694	1,250	0.32%	64,160	624	0.97%
Long-term Interest Bearing Liabilities – FHLB Dallas	540,600	6,987	1.29%	497,296	6,955	1.40%
Long-term Debt (5)	60,311	1,455	2.41%	60,311	1,424	2.36%
Total Interest Bearing Liabilities	3,712,288	19,854	0.53%	2,585,109	16,956	0.66%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	679,346			576,770
Other Liabilities	41,627			29,672
Total Liabilities	4,433,261			3,191,551
SHAREHOLDERS’ EQUITY	438,427			287,768
Total Liabilities and Shareholders’ Equity	$4,871,688			$3,479,319
NET INTEREST INCOME		$151,400			$122,946
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.40%			3.77%
NET INTEREST SPREAD			3.31%			3.63%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $4,209 and $3,899 for the years ended December 31, 2015 and 2014, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $12,513 and $12,225 for the years ended December 31, 2015 and 2014, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of December 31, 2015 and 2014, loans on nonaccrual status totaled $20,526 and $4,096, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.